Exhibit 99.1
                                 PRESS RELEASE

                       SPECTRAFAX/T RICOMP MERGER COMPLETE

         Naples, FL. - March 29, 2002-SpectraFAX (OTC/BB:SRFX) The President of SpectraFax and the Chief Executive Officer of Tricomp have announced the successful closing of the share exchange transaction between SpectraFax Corporation and Tricomp, Inc. The merged entity will be known as Serefex Corporation and trade under the same symbol SRFX:OB. The share exchange was approved by the shareholders of SpectraFax Corporation at a special shareholder's meeting held on March 11, 2002.

         Serefex Corporation will be comprised of two (2) divisions:
Enroll2College, a three-year old software firm whose market consists of institutional and educational computer interlocking software users and Serefex Properties, a commercial real estate management company.

         Enroll2College provides numerous applications for large educational facilities specifically colleges and universities. Enroll2College promotes a seamless, simple and efficient process for class registration. The implemented software also allows for adding or dropping of courses by collegiate students via the Internet or telephone.

         Serefex Corporation has appointed Mr. Dave McKinney as President and Ms. Barbara Sugerman, formerly of Tricomp Corporation, has been appointed Chairman of the Board and CEO.

         In addition, to the closing with Tricomp, SpectraFax also closed the asset purchase transaction with DataCom Leasing, L.L.C. The Asset Purchase Agreement between SpectraFax and DataCom Leasing was approved on March 11, 2002. The transaction resulted in the sale of substantially all of the fax assets of SpectraFax Corporation. Serefex Corporation will no longer be in the fax research, sales and development business.

         This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the company to utilize the "safeharbor" provisions of the Private Securities Litigation Reform act of 1955, you are hereby cautioned, and the Company hereby notes, that these statements may be affected by risk factors affecting the Company generally, as well as those identified in the SpectraFAX Registration Statement on Form 10-SB with the Securities and Exchange Commission, and actual results could differ materially from the forward-looking statements. The Company undertakes no obligations to update or revise any such forward-looking statements.